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                                                                    EXHIBIT 21.1

                     SIGNIFICANT SUBSIDIARIES OF THE COMPANY

1.    Lorenzo Jewelry Limited, incorporated in Hong Kong

2.    Lorenzo Gems Manufacturing (Shenzhen) Co., Ltd., incorporated in China

3.    Lorenzo Jewellery (Shenzhen) Co., Ltd., incorporated in China